State of Delaware Secretary of State Division or Corporations Delivered 08:39 PM 02/03/2010 FILED 07:17 PM 02/03/2010 SRV 100107042 - 4785098 FILE

CERTIFICATE OF FORMATION

OF

FEG EQUITY ACCESS FUND LLC

This Certificate of Formation of FEG Equity Access Fund LLC (the "LLC''), dated as of February 1, 2010, is being duly executed and filed by Scott B. Harsh as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C, § 18-101, et seq.).

FIRST.      The name of the limited liability company formed hereby is FEG Equity Access Fund LLC,

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Newcastle County, Delaware 19801.

THIRD.    The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801,

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.